Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-19103, 333-19099, 333-161253 and 333-177176 of Cabot Corporation on Form S-8 of our report dated June 28, 2012 relating to the financial statements and financial statement schedule of the Cabot Retirement Savings Plan appearing in this Annual Report on Form 11-K of the Cabot Retirement Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 28, 2012